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                              Commercial Federal
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                           [Commercial Federal Logo]
                         Commercial Federal Corporation


                                  October 1999
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Forward-Looking Statements
--------------------------------------------------------------------------------

This document contains certain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act) which involve risks and uncertainties. The Corporation cautions readers that a number of important factors could cause actual results to differ materially from the forward-looking statements. These factors include unforeseen fluctuations in interest rates, inflation, adverse changes in government regulations, unexpected costs resulting from the process of integrating acquisitions, economic conditions, technology changes and increased competition in the geographic and business areas in which the Corporation conducts its operations.

[logo]
Commercial Federal Corporation
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Introduction
--------------------------------------------------------------------------------

 .  Demonstrated track record of shareholder oriented growth
 .  Building a powerful and profitable franchise in high-growth urban and rural
   Midwest
 .  Evolving to a more bank-like business mix
 .  Invested in technology and upgrading and unifying systems to provide the best customer service in the markets we serve
 .  Well-positioned for increased and sustainable growth and profitability

[logo]
Commercial Federal Corporation

Repositioning the Company
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Carefully Managed Growth
(dollars in billions)

                                  6/95     6/99     Growth
                                  ----     ----     ------
Assets                           $ 6.0    $12.8       115%
Loans                              4.0      9.3       134
Deposits                           3.6      7.7       113
Equity                             0.3      1.0       212

Loans/Assets                        67%      73%
Loans/Deposit                      111      122
Tangible Common Equity/Assets      4.6      5.6

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Commercial Federal Corporation

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Expansion in Demographically Strong Markets
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Focused Acquisition Strategy
(dollars in billions)

                                                                  Est. 5 Year
                                            Net Deposits          Population
                           Deposits          Added Since           Growth in
          States            at 6/99             1995              CFB Markets*
          ------            -------             ----              ------------
          Colorado           $2.2               $1.0                  10.4%
          Iowa                1.6                1.6                   3.5
          Nebraska            1.3                 --                   4.0
          Kansas              1.1                0.8                   3.6
          Oklahoma            0.8                 --                   2.6
          Missouri            0.5                0.5                   5.2
          Arizona             0.2                0.2                  10.2
                              ---               ----                  ----
                             $7.7               $4.1                   6.0%

     Nationwide Average        --                 --                   4.3%

_______
*Weighted average by MSA based on deposits.

[logo]
Commercial Federal Corporation

Expansion in Demographically Strong Markets
--------------------------------------------------------------------------------
CFB Deposit Franchise



                    [Regional Map Showing Branch Locations]

[Legend]
--------
[icon]   Commercial Federal
[icon]   Midland First Financial
[icon]   First Colorado Bancorp
[icon]   AmerUs Bank

[logo]
Commercial Federal Corporation

Expansion In Demographically Strong Markets
--------------------------------------------------------------------------------
Focused Acquisition Strategy


                           Estimated 5 Year Population Growth      CFB
          States             Entire State     CFB Markets(a)    Advantage(b)
          ------             ------------     --------------    ---------
          Colorado              10.2%              10.4%           1.9%
          Iowa                   1.8                3.5           94.4
          Nebraska               2.8                4.0           42.8
          Kansas                 2.3                3.6           56.5
          Oklahoma               2.4                2.6            8.3
          Missouri               3.8                5.2           36.8
                                 ---                ---           ----
          Total (c)              4.9%               6.0%          22.4%

_______
(a)  Weighted average by MSA based on deposits.
(b) Represents percentage growth advantage of CFB markets vs. entire state growth.
(c)  Weighted average based on deposits in states.

[logo]
Commercial Federal Corporation

Disciplined Acquisition Strategy
--------------------------------------------------------------------------------
Value-Enhancing Acquisitions

 .    Each of CFB's 11 acquisitions since 1995 have been accretive to earnings per share
 .    All acquisitions have met the following criteria established by CFB:
          .    Should not be greater than 30% of CFB's total assets
          .    Accretive to GAAP EPS within 12 months of the acquisition
          .    Use cash when able to actively manage CFB's capital position
          .    Pricing consistent with or below comparable transactions
          .    Located in or adjacent to CFB market
          .    Should result in immediate increase in perceived franchise value


                             Thrift Transactions          Bank Transactions
                          --------------------------  --------------------------
                                         Comparable
                            CFB Deals       Deals       CFB Deals
                          -------------  -----------  -------------  -----------
Number of Transactions         8             --             3            --
Assets Acquired           $4.8 billion       --        $1.2 billion      --
Price/Book                     1.6x          2.1x           2.8x         2.8x
Price/Tangible Book            1.6           2.3            3.0          2.9
Deposit Premium               10.5%         15.6%          15.6%        22.4%

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Commercial Federal Corporation
                                                                               6
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Maintaining Focus on Fundamentals
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Operating Performance and Efficiency
(dollars in millions)

                                  6/95        6/99       Growth
                                  ----        ----       ------
Operating Earnings               $48.9      $119.5        144%
Cash Earnings                     55.6       131.9        137
Return on Assets                  0.85%       1.00%        18%
Cash Return on Assets             0.97        1.11         14
Efficiency Ratio                  55.0%       51.6%         6%

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Commercial Federal Corporation

Maintaining Focus on Fundamentals
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Continued Expense Management

Current initiatives underway which will result in further efficiencies include:

 .    Consolidation of Recent Acquisitions
 .    Completion of Major Data Processing Conversion
          .    The completion of CFB's $36 million data processing conversion
          .    Enhanced data processing capabilities will provide potential for significant economies of scale from future acquisitions as CFB will be able to add acquired operations to its systems without a proportionate increase in operation expenses
 .    Potential Branch Rationalization
          .    Commercial Federal is in the process of analyzing its entire branch franchise with the potential to divest selected
               unprofitable branches
 .    Restructuring
          .    Absorbed one-time charge with ongoing cost savings

[logo]
Commercial Federal Corporation

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More Bank-Like Business Mix
--------------------------------------------------------------------------------
Accelerating the Company's Transition


                                   6/95             6/99
                                   ----             ----
Net Interest Margin                2.42%            2.99%
Fee Income/Avg Assets              0.68             0.80

Consumer Loans ($Mil.)          $234              $1,111
  As a % of Loans                  5.9%               11.9%

Commercial Loans ($Mil.)          $1                $383
 As a % of Loans                   0.0%                4.1%

Core Deposits ($Mil.)         $1,037              $3,100
 As a % of Total Deposits         25.9%               40.0%

[logo]
Commercial Federal Corporation

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More Bank-Like Business Mix
--------------------------------------------------------------------------------
Emphasizing "Bank-Like" Products

 .    With a core of very experienced and respected consumer and commercial lenders, Commercial Federal is more sensitive to customer needs in its local markets, and will capitalize on its commitment to relationship banking which its larger competitors appear to have abandoned
 .    Consumer loans have grown to represent 12% of the total loan portfolio, up from 6% in 1995, through internal growth and acquisition
          . CFB is focused on leveraging its consumer loan franchise through its new branches
          . CFB is currently upgrading its cash management services offered to small businesses
 .    Focus on income property and commercial real estate loans
 .    Becoming more of a community bank mortgage lender

[logo]
Commercial Federal Corporation

Delivery Systems
--------------------------------------------------------------------------------
Focused on Traditional and Alternative Delivery

 .    Commercial Federal has actively analyzed and developed both its traditional branch network as well as alternative delivery channels
          .    Supermarket Banking
          .    Telephone Banking
          .    Internet
          .    Telephone Bill Pay
          .    INVEST-mutual funds and annuities
          .    Commercial Lending

[logo]
Commercial Federal Corporation

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Capital Management
--------------------------------------------------------------------------------
Current Initiatives

Commercial Federal will continue to actively manage its capital base through prudent use of:

 .    Share Repurchase Programs
          . Since the Board reinitiated CFB's common stock repurchase program earlier this year by authorizing the repurchase of up to 3.0 million shares, CFB has acquired over 2.0 million shares of its outstanding common stock, representing approximately 3.9% of its common shares
          . During 1999, CFB invested approximately $48.1 million to repurchase its shares
          . CFB will continue to monitor its capital position, delivering capital back to shareholders through share repurchases
 .    Dividend Payout Increases
          . Since implementing a cash dividend payout in October 1995, CFB has increased its dividend each year, including a 18% increase in 1999 to $0.26 per share
          . CFB plans to continue to examine its dividend payout ratio, currently at 16%, for possible future increases

[logo]
Commercial Federal Corporation

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Total Returns to Shareholders
--------------------------------------------------------------------------------
Historically Strong Returns*

  [Bar chart showing returns of CFB and other institutions as indicated in the following table]

CFB     COFI    WBST    WM      SVRN    PHBK   DME    ASFC  BNKU  GPT   RSLN
--------------------------------------------------------------------------------
24.9%   22.8%   20.6%   19.9%   15.6%   8.9%   3.4%   N/A   N/A   N/A   N/A

__________
*As of 10/22/99

[logo]
Commercial Federal Corporation

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Strategic Business Plan - 2000 and Beyond
--------------------------------------------------------------------------------
Strategic Initiatives to Build Value

 .    Continued Expense Management
          .    Data processing conversion
          .    branch rationalization
 .    Emphasizing "Bank-Like" Products, such as Commercial/Small Business Lending
 .    Continued development and growth of fee revenue generating businesses
 .    Capital Management
 .    Franchise and Shareholder Value Enhancing Acquisitions

[logo]
Commercial Federal Corporation

Review of Franklin Proposal
--------------------------------------------------------------------------------

 .    Commercial Federal's Board has thoroughly analyzed and evaluated the director slate proposal from Franklin and their single issue platform to seek an immediate sale of the Company. It has unanimously and unequivocally rejected it. Upon further analysis of the proposal, the following issues were discussed:
          . Current weakness in the general M&A market for financial institutions, and thrifts, in particular
          . Depressed current valuation and strategic interest of CFB's most likely partners
          .    Significant future growth opportunities currently available to
               CFB
          . Attractive earnings growth and profitability outlook for CFB given the successful consolidation of our recent acquisitions and our recent data processing conversion
 .    Commercial Federal's board seeks the advice of industry experts, including
     Merrill Lynch, on an ongoing basis to help it evaluate the strategic landscape and alternatives facing the Company
 .    We feel Franklin's proposals is a last ditch effort by its management to profit short term, not enabling CFB's long term shareholders to benefit from CFB's superior franchise and growth opportunities

[logo]
Commercial Federal Corporation

Conclusion
--------------------------------------------------------------------------------

 .    Demonstrated track record of shareholder oriented growth
 .    Building a powerful and profitable franchise in high-growth urban and rural
     Midwest
 .    Evolving to a more bank-like business mix
 .    Invested in technology and upgrading and unifying systems to provide the best customer service in the markets we serve
 .    Well-positioned for increased and sustainable growth and profitability

[logo]
Commercial Federal Corporation